UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2019

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	KOOL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 23, 2019, Cesca Therapeutics Inc. (the “Company”) entered into and closed the transaction contemplated by a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor (the “Offering”) an aggregate of $1,000,000 face value of unsecured convertible promissory note (the “Note”) that, after six months and subject to the receipt of stockholder approval of the conversion feature of the Note (“Stockholder Approval”), is convertible into shares of the Company's common stock, par value $0.001 per share, at a conversion price equal to the lower of (a) $1.80 per share or (2) 90% of the closing sale price of the Company’s common stock on the date of conversion (subject to a floor conversion price of $0.10) (the “Conversion Price”).

The Note bears interest at the rate of twenty-four percent (24%) per annum and is payable quarterly in arrears.  Unless sooner converted in the manner described below, all principal under the Note, together with all accrued and unpaid interest thereupon, will be due and payable eighteen (18) months from the date of the issuance of the Note (the “Maturity Date”).  However, if the Stockholder Approval does not occur at the Company’s next annual meeting of stockholders, the Maturity Date will accelerate to the date that is fourteen days after the next annual meeting.  The Note may be prepaid without penalty at any time after the Note becomes convertible (at which time the holder will have the right to convert the Note before prepayment thereof).

On the date that is six months after the issuance of the Note but subject to Stockholder Approval, and for so long thereafter as any principal and accrued but unpaid interest under the Note remains outstanding, the holder of the Note may convert the Note, in whole or in part, into a number of shares of Company common stock equal to (i) the principal amount being converted, together with any accrued or unpaid interest thereon, divided by (ii) the Conversion Price in effect at the time of conversion.  The Note has customary conversion blockers at 4.99% and 9.99% unless otherwise agreed to by the Company and holder of the Note.

The Note contains customary events of default, including the suspension or failure of our common stock to be traded on a trading platform, our failure to pay interest or principal when due, or if we seek to file for bankruptcy or take some other similar action for the benefit of creditors.  In the event of any default under the Note, the holder may accelerate all outstanding interest and principal due on the Note.

The Offering was not registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing descriptions of the Purchase Agreement and the Note does not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the form of Note, which are attached as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 4.1.	Form of Note.

Exhibit 10.1.	Securities Purchase Agreement, dated as of July 23, 2019, between Cesca Therapeutics Inc. and the Purchaser identified on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.
(Registrant)

Dated: July 29, 2019	/s/ Jeff Cauble
Jeff Cauble, Principal Financial and Accounting Officer